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                                                                      EXHIBIT 21
                         McDERMOTT INTERNATIONAL, INC.
                   SIGNIFICANT SUBSIDIARIES OF THE REGISTRANT
                        FISCAL YEAR ENDED MARCH 31, 1999

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                                                      JURISDICTION          PERCENTAGE
                                                           OF              OF OWNERSHIP
                NAME OF COMPANY                       ORGANIZATION           INTEREST

     J. Ray McDermott, S.A.                              Panama                 63
       Hydro Marine Services, Inc.                       Panama                100
       McDermott Holdings (U.K.) Limited             United Kingdom            100
          McDermott Marine Construction Limited      United Kingdom            100
       McDermott Far East, Inc.                          Panama                100
          P.T. McDermott Indonesia                     Indonesia               100
       McDermott South East Asia Pte. Ltd.             Singapore               100
       J. Ray McDermott Holdings, Inc.                  Delaware               100
          J. Ray McDermott, Inc.                        Delaware               100
       J. Ray McDermott International, Inc.              Panama                100
          J. Ray McDermott Contractors, Inc.             Panama                100
            J. Ray McDermott Middle East, Inc.           Panama                100
            J. Ray McDermott Far East, Inc.              Panama                100

     McDermott Incorporated                             Delaware               100
       Babcock & Wilcox Investment Company              Delaware               100
          BWX Technologies, Inc.                        Delaware               100
            B&W Services, Inc.                          Delaware               100
               B&W Federal Services, Inc.               Delaware               100
          The Babcock & Wilcox Company                  Delaware               100
            Americon, Inc.                              Delaware               100
            Diamond Power International, Inc.           Delaware               100

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The subsidiaries omitted from the foregoing list do not, considered in the aggregate as a single subsidiary, constitute a significant subsidiary.